STOCK SUBSCRIPTION AGREEMENT

         This STOCK SUBSCRIPTION AGREEMENT ("AGREEMENT") is made and entered into as of the Subscription Date by and between Far East Energy Corporation, a Nevada corporation ("COMPANY"), and the individual or entity whose name appears on the last page of this Agreement ("PURCHASER").

                              PRELIMINARY STATEMENT

         Pursuant to the terms of Article 5 of that certain Stock Subscription Agreement dated as of December 21, 2004 by and between the Purchaser, the Company and the other parties named therein, the Purchaser desires to purchase and the Company desires to offer and sell to the Purchaser the number shares of the Company's common stock, par value $0.001 per share ("COMPANY COMMON STOCK") set forth opposite the Purchaser's signature on the last page of this Agreement (such shares, the "SHARES").

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                                 SALE OF SHARES

         The Purchaser will purchase from the Company the Shares at a price of U.S. $0.90 per Share in cash (the total price paid for such Shares, the "TOTAL PURCHASE PRICE"). In consideration therefor the Company agrees to issue to the Purchaser a stock certificate for the Shares. The Purchaser understands that the Company is under no obligation to sell any Shares to the Purchaser unless the Company accepts and signs this Agreement.

                                    ARTICLE 2
                                CLOSING; DELIVERY

         2.1 CLOSING. The closing ("CLOSING") of the purchase and sale of the Shares to the Purchaser hereunder shall be held at the Company's offices at 400
N. Sam Houston Parkway E., Suite 205, Houston, Texas 77060, on the date upon which the Company accepts and signs this Agreement (such date, the "SUBSCRIPTION DATE"), or at such other time and place as the Company and the Purchaser mutually agree upon.

         2.2 DELIVERY. At the Closing, the Purchaser and the Company shall execute and deliver this Subscription Agreement and the Registration Rights Agreement in the form attached hereto as EXHIBIT A ("REGISTRATION RIGHTS AGREEMENT"). At the Closing, the Purchaser shall pay the Company the Total Purchase Price in immediately available funds. As soon as reasonably practicable after the Subscription Date, the Company shall deliver or cause the delivery to each Purchaser of a stock certificate representing the number of Shares purchased by such Purchaser.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser as follows:

         3.1 ORGANIZATION AND STANDING. The Company is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. The Company has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign entity

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in every  jurisdiction  in which the  failure  to be so  qualified  would have a material adverse effect on the Company's business as now conducted or as proposed to be conducted.

         3.2 POWER. The Company has all requisite power to execute and deliver this Agreement, to sell and issue the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

         3.3 AUTHORIZATION. The execution, delivery, and performance of this Agreement by the Company has been duly authorized by all requisite action, and this Agreement constitutes the legal, valid, and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights.

         3.4 CONSENTS AND APPROVALS. The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         3.5 NON-CONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate in any material respect any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject. No approval, waiver, or consent by the Company under any instrument, contract, or agreement to which the Company or any of its affiliates is a party is necessary to consummate the transactions contemplated hereby.

         3.6 SHARES. The Shares when issued pursuant to the terms of this Agreement will be validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances caused or created by the Company; provided, however, that the Shares shall be subject to restrictions on transfer under state or federal securities laws as set forth in this Agreement, or otherwise required at the time a transfer is proposed.

                                    ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Company with respect to this purchase as follows:

         4.1 ORGANIZATION AND STANDING. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. The Purchaser has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Purchaser is qualified to do business as a foreign corporation in every jurisdiction in which the failure to be so qualified would have a material adverse effect on the Purchaser's business as now conducted or as proposed to be conducted.

         4.2 POWER. The Purchaser has all requisite power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

         4.3 AUTHORIZATION. The execution, delivery, and performance of this Agreement by the Purchaser has been duly authorized by all requisite action, and this Agreement constitutes the legal, valid, and binding obligation of the Purchaser enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights.

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         4.4 CONSENTS AND APPROVALS.  The Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         4.5 NON-CONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate in any material respect any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Purchaser is subject. No approval, waiver, or consent by the Purchaser under any instrument, contract, or agreement to which the Purchaser or any of its affiliates is a party is necessary to consummate the transactions contemplated hereby.

         4.6 PURCHASE FOR INVESTMENT ONLY. The Purchaser is purchasing the Shares for the Purchaser's own account for investment purposes only and not with a view to, or for resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended ("ACT"). By executing this Agreement, the Purchaser further represents that it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Shares. The Purchaser understands that the Shares have not been registered under the Act or any applicable state securities laws by reason of a specific exemption therefrom that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

         4.7 RECEIPT OF INFORMATION. The Purchaser has had an opportunity to review the Company's filings under the Act and the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT") (including risks factors set forth therein). The Purchaser has received all such information that the Purchaser deems necessary and appropriate to enable the Purchaser to evaluate the financial risk inherent in making an investment in the Shares. The Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to the Purchaser's inquiries.

         4.8 RISK OF INVESTMENT. The Purchaser realizes that the purchase of the Shares will be a highly speculative investment. The Purchaser is able, without impairing the Purchaser's financial condition, to hold such Shares for an indefinite period of time and to suffer a complete loss of the Purchaser's investment. The Purchaser understands all of the risks related to the purchase of the Shares. By virtue of the Purchaser's experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, the Purchaser is capable of evaluating the merits and risks of the Purchaser's investment in the Company and has the capacity to protect the Purchaser's own interests.

         4.9 ADVISORS. The Purchaser has reviewed with its own tax advisors the federal, state, and local tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser acknowledges that it has had the opportunity to review this Agreement and the Registration Rights Agreement and the transactions contemplated by this Agreement with the Purchaser's own legal counsel. The Purchaser is relying solely on its legal counsel and tax advisors and not on any statements or representations of the Company or any of the Company's agents for legal or tax advice with respect to this investment or the transactions contemplated by this Agreement.

         4.10 FINDER. The Purchaser is not obligated and will not be obligated to pay any broker commission, finders' fee, success fee, or commission in connection with the transactions contemplated by this Agreement.

         4.11 RESTRICTED SHARES. The Purchaser understands that the Shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise

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available.  Moreover,  the Purchaser understands that except as set forth in the
Registration Rights Agreement, the Company is under no obligation to register the Shares. The Purchaser is aware of Rule 144 promulgated under the Act that permits limited resales of securities purchased in a private placement subject to the satisfaction of certain conditions. The Purchaser understands that the Shares will be imprinted with a legend, which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel for the Company.

         4.12 LEGEND. It is understood by the Purchaser that each certificate representing the Shares shall be endorsed with the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

The Company need not register a transfer of Shares unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

         4.13 REMOVAL OF LEGEND AND TRANSFER RESTRICTIONS. It is understood by the Purchaser that the legend relating to the Act endorsed on a stock certificate pursuant to SECTION 4.12 of this Agreement and the stop transfer instructions with respect to the Shares represented by such certificate shall not be removed until such Shares are sold pursuant to an effective registration statement, or the holder of such Shares provides to the Company an opinion of counsel for such holder of the Shares reasonably satisfactory to the Company or a no-action letter or interpretive opinion of the staff of the SEC to the effect that a public sale, transfer, or assignment of such Shares may be made without registration and without compliance with any restriction such as Rule 144. Any legend imposed by state securities laws will be removed if the state agency imposing such legend has consented to its removal.

         4.14 INVESTOR QUALIFICATION. The Purchaser qualifies as an "accredited investor" as defined in Rule 501(a) of Regulation D under the Act.

                                    ARTICLE 5
                                  MISCELLANEOUS

         5.1 SURVIVAL. The representations and warranties contained herein shall survive the execution and delivery of this Agreement and the sale of the Shares.

         5.2 ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement and all provisions thereof shall be binding upon, inure to the benefit of, and are enforceable by the parties hereto and their respective successors and permitted assigns.

         5.3 NOTICES. All notices, requests, and other communications hereunder shall be in writing and will be deemed to have been duly given and received (a) when personally delivered, (b) when sent by facsimile upon confirmation of receipt, (c) one business day after the day on which the same has been delivered prepaid to a nationally recognized courier service, or (d) five business days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case addressed to the Company at 400
N. Sam Houston Parkway E., Suite 205, Houston, Texas 77060, Attn: Chief Executive Officer, facsimile number, (832) 598-0479 with a copy to Amar Budarapu, Esq.,

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Baker & McKenzie LLP, 2300 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas
75201, facsimile number, (214) 978-3099, and as to the Purchaser at the address and facsimile number set forth below the Purchaser's signature on the last page of this Agreement. Any party hereto from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto. The
Purchaser  and  the  Company  may  each  agree  to  accept   notices  and  other
communications  to  it  hereunder  by  electronic   communications  pursuant  to
procedures reasonably approved by it; provided that approval of such procedures may be limited to particular notices or communications.

         5.4 GOVERNING LAW; JURISDICTION.

         (a) This Agreement, and the provisions, rights, obligations, and conditions set forth herein, and the legal relations between the parties hereto, including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflict of law provisions.

         (b) Any and all disputes arising out of, or in connection with, the interpretation, performance, or nonperformance of this Agreement or any and all disputes arising out of, or in connection with, transactions in any way related to this Agreement and/or the relationship between the parties shall be litigated solely and exclusively before the United States District Court for the Southern District of New York. The parties consent to the in personam jurisdiction of said court for the purposes of any such litigation, and waive, fully and completely, any right to dismiss and/or transfer any action pursuant to 28 U.S.C. ss.1404 or 1406 (or any successor statute). In the event the United
States District Court for the Southern District of New York does not have subject matter jurisdiction of said matter, then such matter shall be litigated solely and exclusively before the appropriate state court of competent jurisdiction located in New York, New York.

         5.5 SEVERABILITY. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid, or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

         5.6 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction, or effect.

         5.7   COUNTERPARTS.   This   Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

         5.8 ENTIRE AGREEMENT. This Agreement embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

                            [SIGNATURE PAGE FOLLOWS]


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IN WITNESS WHEREOF,  the Purchaser has caused this Agreement to be signed by the undersigned, thereto duly authorized, as of the Subscription Date.

U.S. $                                        ----------------------------------
      ---------------------------
Amount of Investment
(U.S. $0.90 per Share)

                                              By:
                                                   -----------------------------

                                              Name:
---------------------------------                    ---------------------------
(Number of Shares)
                                              Title:
                                                      --------------------------

                                              Address:
                                                       -------------------------


                                              Facsimile No:
                                                            --------------------

                                              E-mail Address:
                                                              ------------------


This  Agreement  is  hereby   confirmed  and  accepted  by  the  Company  as  of
_______________, 2005.


                                              FAR EAST ENERGY CORPORATION

                                              By:
                                                   -----------------------------

                                              Name:
                                                     ---------------------------

                                              Title:
                                                      --------------------------


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                                    EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

                                 [SEE ATTACHED]